SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   QT 5, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     72-7148906
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

  5655 Lindero Canyon Road, Suite 120
     Westlake Village, California                        91362
(Address of principal executive offices)               (Zip Code)

                   QT 5, Inc. 2003 Incentive Equity Stock Plan
                            (Full title of the plan)

                                Timothy J. Owens
                       5655 Lindero Canyon Road, Suite 120
                       Westlake Village, California 91362
                     (Name and address of agent for service)

                                 (818) 338-1510
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                               Proposed maximum      Proposed maximum         Amount of
 Title of Securities        Amount to be      offering price per    aggregate offering    registration fee
   to be registered        registered (1)          share (2)             price(2)                (3)
-------------------------------------------------------------------------------------------------------------
Common Stock                 10,000,000            $.029                $290,000                $23.46
-------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock option plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on January 15, 2004, as reported on the OTC Electronic Bulletin Board.

(3) Calculated pursuant to General Instruction E on Form S-8.


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

                        GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same incentive equity plan is effective.

The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 25, 2003 (File No. 333-104740) is hereby incorporated by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents are hereby incorporated by reference into this Registration Statement:

            (a) The Transition Report on Form 10-KSB for the transition period from January 1, 2003 to June 30, 2003, filed by the Registrant with the Securities and Exchange Commission on September 23, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

            (b) The Quarterly Report on Form 10-QSB for the quarter ending September 30, 2003, filed by the Registrant with the Securities and Exchange Commission on November 12, 2003.

            (c) The Current Report on Form 8-K for January 8, 2004, filed by the Registrant with the Securities and Exchange Commission on January 12, 2004.

            (d) The Current Report on Form 8-K for October 15, 2003, filed by the Registrant with the Securities and Exchange Commission on October 31, 2003.

            (e) The Registrant's Definitive Information Statement filed with the Commission on December 11, 2002, under Section 14(c) of the Exchange Act, which contains audited financial statements for the year ended June 30, 2002, of Quicktest 5, Inc., (acquired by the Company on January 9, 2003) (the "Information Statement").

            (f) The description of the common stock, par value $0.001 per share ("Common Stock"), of the Registrant contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description and the Registrant's Definitive Information Statement filed with the Commission on July 12, 2001, under Section 14(c) of the Exchange Act.

            (g) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


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

Item 5. Interests of Named Experts and Counsel.

            Richardson & Patel, LLP, has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.

Item 8. Exhibits.

      5.0   Opinion regarding legality
      23.1  Consent of Richardson & Patel LLP (included in Exhibit 5)
      23.2  Consent of Corbin & Company, LLP

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of California, on this 21st day of January, 2004.

                                        QT 5, Inc.

                                        By: /s/ Timothy J. Owens
                                           -------------------------------------
                                           Timothy J. Owens,
                                           Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy J. Owens his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated: January 21, 2004                 /s/ Timothy J. Owens
                                        ----------------------------------------
                                        Timothy J. Owens, Director
                                        and Chief Executive Officer

Dated: January 21, 2004                 /s/ Steve Reder
                                        ----------------------------------------
                                        Steve Reder, President and Director


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